UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MoneyHero Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 Shenton Way

#18-15, EON Shenton, S079118

Singapore

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value US$0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-274454

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), of MoneyHero Limited (the “Registrant”) and certain warrants to purchase Class A Ordinary Shares (the “Warrants”). The description of the Class A Ordinary Shares and Warrants is set forth under the caption “Description of PubCo Securities” in the proxy statement/prospectus forming a part of the registration statement on Form F-4, as initially filed with the Securities and Exchange Commission on September 11, 2023 (Registration No. 333-274454), as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

The Class A Ordinary Shares and the Warrants to be registered hereby have been approved for listing on The Nasdaq Stock Market LLC under the symbols “MNY” and “MNYWW,” respectively.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered hereby are being registered on an exchange on which no other securities of the Registrant are registered and the securities being registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONEYHERO LIMITED

Date: October 13, 2023	By:	/s/ Shaun Kraft
	Name:	Shaun Kraft
	Title:	Chief Financial Officer